STATE OF SOUTH CAROLINA    )
                           )                               AGREEMENT
COUNTY OF CHARLESTON       )



         This Agreement dated as of this 21st day of November, 1997 by and between Internet Cable Corporation, a Nevada corporation, having its principal place of business at 263 King Street, Suite B, Charleston, South Carolina (hereinafter referred to as "ICBL") and US Cable of Coastal-Texas, LP d/b/a US Cable Coastal Properties headquartered at Montvale Plaza, 28 W. Grand Avenue, Montvale, New Jersey and doing business at 3157 Maybank Highway, John's Island, South Carolina (hereinafter referred to as "Cable").


                                   WITNESSETH:
                                   -----------


         WHEREAS, ICBL is in the business of providing certain high speed cable modem Internet-related services,

         WHEREAS, Cable is in the business of providing cable-TV related service,

         WHEREAS, ICBL and Cable desire to enter into certain agreements relating to the delivery of Internet-related data services to Cable's customers using Cable's currently installed cable-TV wire system at Wild Dunes Resort, Wild Dunes, South Carolina. Additional sites may be added under "Attachment C", subject to further negotiations.

         WHEREAS, ICBL and Cable desire to set forth certain terms, agreements and conditions regarding their relationship as set forth below,


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


          1. TERM: The term of this Agreement shall be for one (1) year, with said term commencing on this 21st day of November, 1997 and ending at midnight on the 20th day of November, 1998, unless previously terminated as described below, or extended by mutual written agreement. Termination, by Cable or ICBL, shall be by written notice and given at least 90 days prior to the expiration of the term. At the conclusion of this term, ICBL and Cable will conduct a mandatory evaluation of this joint venture.

          2. OBLIGATIONS: ICBL agrees to use its technical expertise and knowledge to integrate/deploy hardware equipment for a limited delivery of Internet Access through Cable's cable-TV lines. Area and subscribers for the deployment will be selected jointly. ICBL agrees that it will maintain adequate network capacity/bandwidth using generally accepted industry practices and standards.

          3. EQUIPMENT: Cable shall purchase from ICBL, at ICBL's cost which may include volume discounts, all headend equipment and cable modems necessary to provide data over cable. Such equipment shall remain the property of Cable. See "Attachment A." It is the intent of both parties that "Attachment A" shall be representative of equipment suitable for the purposes anticipated under this agreement. However, "Attachment A" does not create a binding requirement to utilize a specific vendor or equipment. ICBL shall provide and maintain bandwidth, Internet Access, IP Addresses, routing, cache and content servers as necessary.

          4. HELPDESK: ICBL will furnish all hardware and personnel as needed by the Helpdesk. Helpdesk will be manned as necessary to provide superior service in accordance with industry standards. Helpdesk Hours: Standard business hours (8am-5pm Eastern Standard Time),with technicians on call 24 hours a day, 7 days a week. Additional full-time staff hours will be added as the subscriber base warrants.


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


          5. REVENUE SHARING: Collected gross revenues including the fair market value of any barter transactions derived from the data services, as pertaining to the individual cable systems (including, but not limited to, derivative revenues from server, advertising, video conferencing, server co-location and any other new technologies developed in the future) shall be shared equally. Subscriber billing will be the responsibility of Cable with monthly figures provided to ICBL. Cable will honor ICBL's invoices within industry standards of Net 30 terms. ICBL will make available to Cable all records, receipts and reports necessary to accurately disclose revenue generated.

          6. CUSTOMER RATES: ICBL and Cable agree to the following proposed customer user rates and installation charges in Attachment "B", with any changes being mutually agreed upon in writing.

          7. INSTALLATION: ICBL will provide personnel necessary to complete installations into end-user computers. These technicians will be trained by ICBL and be bound by acceptable employee policies and procedures agreed upon by ICBL and Cable.

         A. Headend: ICBL will be responsible for all headend set-up and computer integration to enable data over the cable system. There will be no set-up charges to Cable.

         B. End-User: ICBL will be responsible for installation and configuration of the end user's computer to receive data over the cable system. The parties agree to develop an end-user agreement acceptable to both parties. Said end-user agreement will not be modified without consent of both parties.



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

          8. OWNERSHIP: Each party hereto agrees that the ownership of any property, whether personal or real, tangible or intangible, shall remain with the party who owned the property immediately prior to the date of this Agreement, and each party agrees that it shall not make any claim whatsoever against any such property of the other.

          9. MAINTENANCE: Each party hereto agrees that it will maintain in a good state of repair its property which is being used pursuant to this Agreement.

         10. INSURANCE: Each party hereto agrees to obtain and maintain at all times during the term hereof appropriate insurance against any loss or liability for damages or injury to person or property due to any actions or inaction's of such party relating to the transactions contemplated in this Agreement. Such insurance policies shall be for a minimal amount of $1,000,000.00.

         11. INDEMNITY: In the event Cable is made or becomes party to any suit, claim or demand by reason of this agreement or an act or omission of ICBL in the performance of this agreement, ICBL agrees to indemnify and hold Cable harmless from and against any and all damages, expenses, claims, fines, penalties or loss including reasonable attorney's fees, incurred by or imposed on Cable in connection with any such suit, claim or demand. In the event ICBL is made or becomes party to any suit, claim or demand by any wrongful or negligent act or omission by Cable, Cable agrees to indemnify and hold ICBL harmless from and against any and all damages, expenses, claims fines penalties or losses, including reasonable attorney's fees, incurred by or imposed on ICBL in connection with any suit, claim, or demand. In no event shall Cable be liable to ICBL for any loss, of profit, loss of business, loss of use or data, interruption of business, or for indirect, special, incidental or consequential damages of any kind.


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

         ICBL and Cable will comply with all applicable laws, rules and regulations, now existing or as subsequently amended, relating to Internet access and related services and all other actions Cable takes pursuant to this agreement.

         12. DEFAULT: The occurrence of any one or more of the following events shall at the option of a party constitute a material breach of this Agreement by the other party:

         A. The failure of the other party to make any payment required to be made by the other party hereunder, as and when due;

         B. The failure of the other party to observe or perform any of the covenants, conditions or obligations of the other party under this Agreement where such failure shall continue for a period of ten (10) days following written notice thereof from the party to the other party, provided, however, that if the nature of the other party's default is such that more than ten (10) days may be reasonable required for such cure, then the other party shall not be deemed to be in default if it commences such cure within the said ten (10) day period and thereafter diligently pursues such cure to completion;

         C. The making of any general arrangement or any assignment by the other party for the benefit of creditors, or any other reason.

         D. The filing by or against the other party of a petition to have said party adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against said party it is dismissed or stayed within ninety (90) days;

         E. The appointment of a trustee or receiver to take a possession of substantially all of said party's assets;



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

         F. The attachment, execution or other judicial seizure of substantially of said party's assets; or

         G. The dissolution of said party which is not reversed within ninety
(90) days.

         13. IN THE EVENT OF DEFAULT: In the event of default by one party hereunder, the non-defaulting party, following any appropriate cure period, may declare this Agreement to be terminated, in which event, each party's rights and duties under this Agreement shall terminate without prejudice to the non-defaulting party's right to receive damages for breach of this in equity which said non-defaulting party may have. The defaulting party shall be liable for all its costs and expenses, including reasonable attorney's fees, incurred by the non-defaulting party in connection with any such default.

         14. ACCESS: With respect to the transactions contemplated herein, each party agrees to grant to the other party reasonable access throughout the term of this Agreement and for one (1) year thereafter, to all of the properties, books, contracts, records, etc. of the other party required for each party to meet its obligations hereunder. Each party agrees to treat as confidential and will not use or provide to others, during the term or following the termination of this Agreement, information disclosed to it or to its counsel, accountants, engineers or other representatives if said information is not publicly available. Each party agrees not to dispose of any relevant books, contracts, documents or other records relating to the transactions contemplated in this Agreement for a period of one (1) year from the termination date of this Agreement without first offering to deliver such records to the other party.

         15. TERMINATION: This Agreement shall be terminated upon the occurrence of one of the following:



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


         A.  The expiration of the term described above;

         B. At the option of the non-defaulting party, following a default by the other party which is not cured within any applicable cure period; or

         C. Upon the written agreement of each party hereto.

         D. ICBL may terminate this agreement with no obligation to Cable at any time if: (1) Cable fails to comply with any of the provisions of this agreement.
(2) Cable fails to meet the uptime or repair within a reasonable period of time,
(3) In the event of a major change to cable's system, ICBL determines that Cable's system cannot be made compatible with ICBL's requirements within 48 hours of such a change.

         E. Cable may terminate this agreement if ICBL's conduct, business practices or equipment interferes with Cable's reception or core business. ICBL will have 10 days to cure the problem. If the problem has not been cured within 10 days, then Cable has the option to terminate this agreement and neither party shall have any claims against the other. If ICBL experiences capacity or any other difficulties where it cannot meet acceptable network performance standards or otherwise provide the services specified in this agreement, Cable will be able to terminate the agreement without liability.

         16. SURVIVAL: The respective representations, warranties covenants, guaranties and indemnification's of each party hereto shall not terminate at, but shall survive, the termination of this Agreement.

         17. PARAGRAPH HEADINGS: The paragraph heading contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         18. NOTICES: Cable agrees to give written notice to ICBL immediately upon receiving any order or request from a court, administrative or investigative agency


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



or other governmental body for information about or access affecting or having the probability of affecting any ICBL subscriber or ICBL subscriber account (an "Order"), and to give ICBL a reasonable opportunity to respond to Cable before Cable responds to any such Order.

         A. to the extent consistent with applicable laws, rules and regulations, not to place ICBL in violation of its Service Use and End User Licensed Agreements, and

         B. to maintain full compliance with all laws, rules and regulations applicable to the Order. Cable further agrees to furnish ICBL immediately with copies of all correspondence to or from the requesting authority in relation to such Order.

All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, or mailed first class postage prepaid addressed, as follows:

         A.  If to ICBL:
                  INTERNET CABLE CORPORATION
                  263 KING STREET, SUITE B
                  CHARLESTON, SC 29401

         C.    If to Cable:
                  US CABLE COASTAL PROPERTIES   US CABLE CORPORATION
                  ATTN:  REGIONAL MANAGER       ATTN:  G. JOSEPH APPIO
                  3157 MAYBANK HIGHWAY          MONTVALE PLAZA, 28 W. GRAND AVE.
                  JOHN'S ISLAND, SC 29455       MONTVALE, NJ 07645

or a party may hereafter designate such other address as for such purpose.


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

         19.  MISCELLANEOUS:

         A. ICBL and Cable are independent Contractors, and nothing this agreement is to be interpreted to make their party an agent, partner, representative or employee of the other. Neither ICBL nor Cable may assign this agreement without the prior written consent of the other, except that ICBL may assign this agreement, upon notice to Cable to any affiliate of ICBL.

         B. PUBLICITY PRESS RELEASES AND MARKETING MATERIAL: All promotional material including, but not limited to publicity press releases, name branding and marketing material shall be approved by both ICBL and Cable in advance.

         20. COUNTERPARTS: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. LAW TO GOVERN: This Agreement shall be construed and enforced in accordance with the laws of the State of South Carolina and any dispute shall be heard in a court of competent jurisdiction in Charleston County, South Carolina.

         22. ENTIRE AGREEMENT; WAIVER: This Agreement constitutes the entire agreement between the parties and supersedes prior negotiations, understanding and agreements concerning the subject matter hereof. No modification or waiver hereof shall be binding upon any party unless in writing and signed by or on behalf of the party against which the modification or waiver is asserted.

         23. EXPENSES AND TAXES: Each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein, including all legal and accounting fees and disbursements.


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


         24. ASSIGNMENT; PARTIES IN INTEREST: This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns, and any assignment of this Agreement or the right hereunder by any party hereto without the written consent of the other party shall be void.

         25. RULE OF CONSTRUCTION: This Agreement has been negotiated between the parties with assistance of legal counsel and no provision hereof shall be construed against a party based on the identity of the party which prepared the provision.

         26. TIME: ICBL and Cable agree that time is of the essence in the performance of this Agreement.

         27. ADDITIONAL SITES: Additional sites may be added to and covered under this Agreement without modifying the Agreement itself by modifying "Attachment C." Additions are not considered part of this Agreement until both ICBL and Cable have signed the modification to Attachment C.

          28. CABLE CUSTOMER LIST: ICBL will have access to Cable's customer list for the business purposes described herein. ICBL may not in any way use, reproduce or distribute this customer list or any customer information to any party outside of ICBL and may only use such information to facilitate this agreement. ICBL may not utilize this customer list for any purpose other than internal operations.

          29. AMENDMENTS FOR TECHNICAL ADVANCEMENTS: Due to changing technical environment which this business is based on, Amendments to this Agreement may be made to accommodate new advances in technology. Amendments are not considered part of this Agreement until both ICBL and Cable have signed the Amendment.


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


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

US CABLE OF COASTAL-TEXAS, LP            INTERNET CABLE CORPORATION

________________________                 By:  _____________________
G. Joseph Appio                               Timothy R. Karnes

------------------------                      ---------------------
Vice President                                President

------------------------                      ---------------------
Date                                          Date


                                  Attachment B
         MONTHLY CHARGES

         A: Residential - $ 44.95 per month, which will include access for one computer/one IP address.

         (1) Residential subscription rates will only be available in structures zoned for residential occupancy.

         (2) Residential connections are not intended to be used as dedicated server connection.

         (3) Both parties agree to adjust residential rates to meet the competitor's and/or market demand.

         B: Small business- $250.00 per month, with $25.00 per IP and with a maximum of 5 users/IP addresses.

         (1) If located in a structure zoned for commercial occupancy, the account will be classified as, at least, a small business.

         (4) Further classification of this category will limited to those companies with less than $750,000 annual sales.


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


         C. Commercial - (greater than $750,000 in annual sales) $500.00 per month, with $25.00 per IP up to 100 users/IP addresses (flat rate of $2,500.00 per month thereafter).

         INSTALLATION FEE

         INSTALLATION FEE WILL BE MUTUALLY AGREED UPON TO COVER FOR COST AND REASONABLE LABOR RATES.



---------------------------   ---------------------------   --------------
ICBL Signature                          Title                     Date

--------------------------   ----------------------------   --------------
US Cable of Coastal-Texas, LP           Title                     Date


                                  Attachment C

Following are locations that are to be covered under the contract between Internet Cable Corporation and US Cable signed November 21, 1997. The locations listed below which have been signed by ICBL and US Cable are considered part of the Agreement.

--------------------------------

--------------------------------
New Location



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


Includes (the following service areas):
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--------------------------------------------------------------------------------

Additional Information:
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Additional Terms and Conditions:
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-------------------------    --------------------------   -------------
ICBL Signature                        Title                   Date

-------------------------    --------------------------   -------------
US Cable of Coastal-Texas, LP         Title                   Date



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